UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2011

NGA HoldCo, LLC

(Exact name of registrant as specified in its charter)

Nevada	0-52734	20-8349236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 150

The Woodlands, TX 77380

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-559-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2011, the acquisition by NGA Holdco, LLC, a Nevada limited liability company (the “Company”), through its wholly owned subsidiary, NGA AcquisitionCo, a Nevada limited liability company, LLC (“AcquisitionCo”), of a 40% equity interest (the “40% Interest”) in Mesquite Gaming, LLC, a Nevada limited liability company (“Mesquite Gaming”), was completed upon the transfer to Mesquite Gaming of all of the assets of Black Gaming, LLC (“Black Gaming”), including its direct and indirect ownership interests in its subsidiaries, for $8,222,222 in cash. The assets acquired by Mesquite Gaming include the CasaBlanca Hotel & Casino and the Virgin River Hotel & Casino, each in Mesquite, Nevada, two golf courses, a bowling center, a gun club, restaurants, and banquet and conference facilities. The transfer of the Black Gaming assets to Mesquite Gaming and the acquisition by AcquisitionCo of the 40% Interest were pursuant to a joint plan of reorganization (the “Plan”) filed by Black Gaming and its subsidiaries with the United States Bankruptcy Court for the District of Nevada (the “Court”) on March 1, 2010, and approved by the Court on June 28, 2010.

The Purchase price paid for the 40% Interest was provided by Newport Global Opportunities Fund LP, a Delaware limited partnership (“Newport”), and Newport Global Credit Fund (Master) LP, a Delaware limited partnership (“Master”), in the respective amounts of $7,222,222 and $1,000,000. Prior to the acquisition by AcquisitionCo of the 40% Interest, Newport owned all of the equity interests in NGA No VoteCo, LLC, a Nevada limited liability company (“InvestCo”). In consideration for Master’s contribution of its portion of the funds used to purchase the 40% Interest, Master became a second member of InvestCo, which owns all of the Company’s outstanding Class B Units, representing all of its non-voting equity. As a result of the acquisition of the 40% Interest, the Company’s financial statements will, from August 1, 2011 (the date of consummation of the acquisition), reflect the Company’s allocable share of the net income (loss) of Mesquite Gaming, which was formed for the purpose of acquiring the assets of Black Gaming pursuant to the Plan.

Item 9.01 Financial Statements and Exhibits.

Financial Statements and Pro Forma Financial Information

The Company will amend this filing not later than 71 calendar days after August 5, 2011, to include with the filing the financial statements of Mesquite Gaming required by Rule 8-04(b) of Regulation S-X (17 CFR 210.8-04(b)) and the pro forma financial information required by Rule 8-05 of Regulation S-X (17 CFR 210.8-05).

Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: August 5, 2011	By:	/s/ Timothy T. Janszen

Timothy T. Janszen, Operating Manager